                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

For further information contact:

         Larry Gordon                             Stephanie Prince
         VP, Corporate Marketing                  Press:  Brian Maddox/Scot Hoffman
         201-678-2743                             FD Morgen-Walke
         lgordon@cognizant.com                    212-850-5600
                                                  shoffman@fdmw.com


                    COGNIZANT TO PRESENT AT MORGAN STANLEY'S
            2003 SOFTWARE, SERVICES, INTERNET & NETWORKING CONFERENCE

                 *Presentation to be Webcast on January 6, 2003
        *Reiterates prior guidance for Q4 2002 and provides 2003 guidance


Teaneck, NJ - January 6, 2003 - Cognizant Technology Solutions Corp. (Nasdaq:
CTSH), a leading provider of custom software development, integration and application outsourcing services, will be presenting at Morgan Stanley's 2003 Software, Services, Internet & Networking Conference on January 6, 2003. Cognizant will present in Ballroom D of the Phoenician Resort at 9:45 AM MST.

Mr. Gordon Coburn, Chief Financial Officer, will discuss the Company's continuing strong financial results, and discuss its outlook for 2003.

"October and November were strong months for us, and we reiterate our recently raised guidance of approximately $67 million in revenue, and earnings per share of approximately $0.47 for the fourth quarter of 2002," stated Gordon Coburn. "Based on continued strong demand for our offshore services, and the progression of our planning process, we are pleased to provide guidance of $300 million in revenue and $2.08 of EPS for 2003." 2002 and 2003 EPS guidance excludes non-recurring expenses incurred by Cognizant related to the previously announced split-off exchange offer.

For those unable to attend the conference, Cognizant's presentation will be broadcast live over the Internet. To listen to the webcast, go to www.cognizant.com.
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ABOUT COGNIZANT TECHNOLOGY SOLUTIONS

Cognizant's more than 6,000 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and Ireland, and onsite client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor and was recently ranked as the top information technology company in Forbes' 200 Best Small Companies in America and in BusinessWeek's Hot Growth Companies.



This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Cognizant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties that could cause or contribute to differences include, but are not limited to: (i) the significant fluctuations of Cognizant's quarterly operating results caused by a variety of factors, many of which are not within Cognizant's control, including (a) the number, timing, scope and contractual terms of application design, development and maintenance projects, (b) delays in the performance of projects, (c) the accuracy of estimates of costs, resources and time to complete projects, (d) seasonal patterns of Cognizant's services required by customers, (e) levels of market acceptance for Cognizant's services,
(f) potential adverse impacts of new tax legislation, and (g) the hiring of additional staff; (ii) changes in Cognizant's billing and employee utilization rates; (iii) Cognizant's ability to manage its growth effectively, which will require Cognizant (a) to increase the number of its personnel, particularly skilled technical, marketing and management personnel, (b) to find suitable acquisition candidates to support geographic expansion, and (c) to continue to develop and improve its operational, financial, communications and other internal systems, in the United States, India and Europe; (iv) Cognizant's limited operating history with unaffiliated customers; (v) Cognizant's reliance on key customers and large projects; (vi) the highly competitive nature of the markets for Cognizant's services; (vii) Cognizant's ability to successfully address the continuing changes in information technology, evolving industry standards and changing customer objectives and preferences; (viii) Cognizant's reliance on the continued services of its key executive officers and leading technical personnel; (ix) Cognizant's ability to attract and retain a sufficient number of highly skilled employees in the future; (x) Cognizant's ability to protect its intellectual property rights; (xi) the concentration of Cognizant's operations in India and the related geo-political risks of local and cross-border conflicts; (xii) terrorist activity, the threat of terrorist activity, and responses to and results of terrorist activity and threats, including, but not limited to, the effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions; (xiii) the effects domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions arising from hostilities involving the United States in Iraq or elsewhere; (xiv) general economic conditions; and (xv) uncertainties and risks described in Cognizant's filings with the Securities and Exchange Commission, including its pending registration statement.


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